Exhibit 10(B)

TARGET CREDIT CARD OWNER TRUST 2008-1

Floating Rate Asset-Backed Notes

INDENTURE

Dated as of May 19, 2008

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee, Securities Intermediary and Transfer Agent

Exhibit A	–	Form of Note
Exhibit B	–	Form of Transferee Representation Letter

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10
	(a)(4)	N.A.[2]
	(a)(5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1; 7.2(a)
	(b)	7.2(b)
	(c)	7.2(c)
313	(a)	7.5
	(b)(1)	7.5
	(b)(2)	7.5
	(c)	7.4; 7.5
	(d)	7.4
314	(a)(1), (2), (3)	7.3; 7.4
	(a)(4)	3.9
	(b)	3.6
	(c)(1)	8.3; 11.1
	(c)(2)	8.3; 11.1
	(d)	8.3; 11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1
	(b)	6.5; 11.5
	(c)	6.1
	(d)	6.1
	(e)	5.13
316	(a) (last sentence)	1.1
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.7

1                                            Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2                                            N.A. means Not Applicable.

TIA Section		Indenture Section
	(c)	N.A.
317	(a)(1)	5.3(a)
	(a)(2)	5.3(d)(iv)
	(b)	2.10, 3.3
318	(a)	11.7

INDENTURE dated as of May 19, 2008, by and between TARGET CREDIT CARD OWNER TRUST 2008-1, a Delaware statutory trust (the “Issuer” or “Owner Trust”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), securities intermediary and transfer agent and not in its individual capacity.

Each party agrees as follows for the benefit of the other party and for the benefit of the Noteholders:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Noteholders, all right, title and interest of the Issuer in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located:  all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, letters of credit, commercial tort claims, supporting obligations, general intangibles and goods, including without limitation all of the foregoing and the proceeds thereof, to the extent arising from or relating to (a) the Collateral Certificate; (b) all money, instruments, investment property and other property (together with all earnings, dividends, distributions, income, issues, and profits relating to), distributed or distributable in respect of the Collateral Certificate pursuant to the terms of the Series Supplement, the Pooling and Servicing Agreement or the Deposit and Administration Agreement; (c) all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Note Distribution Account, and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereto (including any accrued discount realized on liquidation of any investment purchased at a discount); (d) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Collateral Certificate and the Deposit and Administration Agreement (whether arising pursuant to the terms of the Deposit and Administration Agreement or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce the Pooling and Servicing Agreement, the Series Supplement and the Deposit and Administration Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Pooling and Servicing Agreement, the Series Supplement or the Deposit and Administration Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders; (e) all other property of the Issuer; and (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing or any proceeds thereof (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Noteholders and (only to the extent expressly provided herein) the Certificateholder may be adequately and effectively protected.

On or before May 19, 2008, the Issuer shall cause the Collateral Certificate with an undated bond power covering such Collateral Certificate, duly executed by the Issuer, and endorsed in blank, to be delivered to the Indenture Trustee, and the Indenture Trustee shall maintain possession of the Collateral Certificate for the benefit of the Noteholders, subject to the terms of this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                 Definitions.  The following terms which are defined in the Uniform Commercial Code in the State of Delaware shall have the meanings set forth therein:  “certificated security,” “control,” “financial asset,” “entitlement order,” “investment property,” “securities account,” “securities intermediary,” and “security entitlement.”  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement or, if not therein, the Series Supplement.  Whenever used in this Indenture, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Act” has the meaning specified in subsection 11.3(a).

“Additional Interest” means with respect to any Distribution Date, an additional amount of interest payable to the Noteholders, to the extent permitted by applicable law, equal to the product of (i) the Interest Rate, (ii) the aggregate amount of Monthly Interest Shortfall remaining unpaid from prior Distribution Dates and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

“Additional Notes” has the meaning specified in subsection 2.2(b).

“Additional Issuance Date” has the meaning specified in subsection 2.2(b).

“Administrator” means TRC, as administrator pursuant to the Deposit and Administration Agreement, and its successors and assigns.

“Affiliate” has the meaning specified in the Pooling and Servicing Agreement.

“Authenticating Agent” has the meaning specified in subsection 2.8(a) and shall initially be Wells Fargo, and its successors and assigns in such capacity.

“Authorized Officer” means any officer of the Owner Trustee, the Administrator or the Servicer, who is authorized to act on behalf of the Owner Trustee, the Administrator or the Issuer, or the Servicer, respectively, and who is identified as such on the list of authorized officers delivered by each such party on the Closing Date as such list may be modified by notice to the other parties.

“Available Amount” means, with respect to each Distribution Date (i) prior to the defeasance of the Notes pursuant to Section 2.9, an amount equal to the amount to be paid in respect of the Collateral Certificate pursuant to Section 5.1 of the Series Supplement on such date and (ii) on and after the date of defeasance of the Notes pursuant to Section 2.9, the amount required pursuant to Section 8.4 to be deposited into the Note Distribution Account for such Distribution Date.

“Basic Documents” means this Indenture, the Deposit and Administration Agreement, the Trust Agreement, the Note Purchase Agreement, the Pooling and Servicing Agreement and the Series Supplement and other documents and certificates delivered in connection therewith.

“Business Day” has the meaning specified in the Series Supplement.

“Carryover Interest” means, with respect to any Distribution Date, (a) any Monthly Interest due but not paid to the Noteholders on any previous Distribution Date plus (b) any Additional Interest due with respect to such Distribution Date.

“Certificate” means the certificate evidencing the beneficial interest in the Issuer, substantially in the form attached to the Trust Agreement as Exhibit A.

“Certificateholder” means TRC.

“Closing Date” has the meaning specified in the Series Supplement.

“Code” has the meaning specified in the Pooling and Servicing Agreement.

“Collateral” has the meaning assigned to such term in the Granting Clause hereof.

“Collateral Certificate” has the meaning specified in the Series Supplement.

“Collateral Certificateholder” means the Issuer, as the holder of the Collateral Certificate.

“Commission” has the meaning specified in the Pooling and Servicing Agreement.

“Corporate Trust Office” means the principal corporate trust office of the Indenture Trustee, which as of the date hereof is located at Sixth and Marquette, MAC: N9311-161 Minneapolis, Minnesota 55479, Attention: Corporate Trust Administration, or the corporate trust office of the Owner Trustee, as applicable.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defeasance Covered Amount” means, with respect to any Interest Accrual Period within the Defeasance Period, the product of (a) the Interest Rate in effect with respect to such Interest Accrual Period, (b) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360, and (c) the Note Principal Balance as of the first day of such Interest Accrual Period.

“Defeasance Period” means the period commencing on (and including) the date of the deposit, if any, to be made into the Note Principal Funding Account and the Noteholder Reserve Account pursuant to Section 2.9 and ending on the Series 2008-1 Termination Date.

“Deposit and Administration Agreement” means the Deposit and Administration Agreement, dated as of May 19, 2008, between TRC, as Depositor and Administrator, and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

“Depositor” means TRC in its capacity as Depositor under the Trust Agreement.

“Distribution Date” has the meaning specified in the Series Supplement.

“Early Amortization Commencement Date” has the meaning specified in the Series Supplement.

“Early Amortization Event” means a Series 2008-1 Early Amortization Event, as defined in the Series Supplement, or any of the events specified as such in Section 9.1 of the Pooling and Servicing Agreement.

“Early Amortization Period” has the meaning specified in the Series Supplement.

“Eligible Deposit Account” has the meaning specified in the Pooling and Servicing Agreement.

“Eligible Institution” has the meaning specified in the Pooling and Servicing Agreement.

“Eligible Investments” has the meaning specified in the Pooling and Servicing Agreement.

“Event of Default” means an event specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank, and with respect to any partnership, any general partner thereof.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture.  A Grant of the Owner Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means, unless the context otherwise requires, the Certificateholder or any Noteholder.

“Indenture Trustee” means Wells Fargo, in its capacity as indenture trustee pursuant to this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of  “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Insolvency Event” means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making of such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Accrual Period” has the meaning specified in the Series Supplement.

“Interest Rate” means, with respect to any Interest Accrual Period, a per annum rate equal to LIBOR, as determined on the related LIBOR Determination Date, plus (x) for each Interest Accrual Period through and including the earlier of (i) the Interest Accrual Period beginning on April 25, 2013 and (ii) the Interest Accrual Period related to the first Special Payment Date, 0.65% and (y) for each Interest Accrual Period thereafter, 2.28%.

“Invested Amount” has the meaning specified in the Series Supplement.

“Issuer” means Target Credit Card Owner Trust 2008-1, a Delaware statutory trust created under the Trust Agreement.

“Issuer Accounts” means each of the Note Distribution Account, the Note Principal Funding Account and the Noteholder Reserve Account.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any of its Authorized Officers and delivered to the Indenture Trustee and the Paying Agent.

“Legal Maturity Date” means the May 25, 2016 Distribution Date.

“LIBOR” means, with respect to any Interest Accrual Period, the London Interbank Offered Rate indexed to the offered rates for one-month United States dollar deposits determined by the Indenture Trustee for each Interest Accrual Period in accordance with the provisions of subsection 2.12(a).

“LIBOR Determination Date” means (a) for the first Interest Accrual Period, May 15, 2008 and (b) for each subsequent Interest Accrual Period, the second Business Day prior to the commencement of such subsequent Interest Accrual Period.

“Lien” means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics’ liens or any other liens that attach by operation of law.

“Master Trust” means the Target Credit Card Master Trust created pursuant to the Pooling and Servicing Agreement.

“Master Trust Trustee” means Wells Fargo, as trustee under the Pooling and Servicing Agreement and each successor to Wells Fargo in the same capacity.

“Monthly Interest” has the meaning specified in the Series Supplement.

“Monthly Interest Shortfall” means, with respect to each Distribution Date, an amount equal to the excess, if any, of (x) the Monthly Interest for the related Interest Accrual

Period over (y) the amount available to be paid to the Noteholders in respect of interest on such Distribution Date.

“Monthly Period” has the meaning specified in the Series Supplement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.

“Notes” means the Issuer’s Floating Rate Asset-Backed Notes (including any Additional Notes) issued and delivered pursuant to this Indenture.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2.

“Note Initial Principal Balance” means $3,825,000,000.

“Note Interest Requirement” means, with respect to any Distribution Date, the sum of (a) the Monthly Interest for such Distribution Date and (b) the amount of any unpaid Carryover Interest.

“Note Principal Balance” means, with respect to any date, an amount equal to the excess of (a) (i) the Note Initial Principal Balance, plus (ii) the aggregate principal amount of Additional Notes issued prior to such date minus (iii) the Principal Payment Adjustment for such date or any prior date over (b) an amount equal to the sum of (i) the aggregate amount of any principal payments made to the Noteholders pursuant to subsection 2.6(a) prior to such date, plus (ii) the aggregate principal amount of Notes acquired by the Issuer or the Depositor for cancellation pursuant to Section 2.7.

“Note Principal Due Date” means any of (a) the Legal Maturity Date and (b) the date on which the Owner Trust Estate is liquidated following an Event of Default and acceleration of the Notes.

“Note Principal Funding Account” means the account designated as such, established and maintained pursuant to Section 8.2.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 5, 2008, by and among TRC, Target, BOTAC, Inc. and Chase Bank USA, National Association, as the same may be amended, supplemented or otherwise modified from time to time.

“Note Purchaser” means BOTAC, Inc., a Nevada corporation, for so long as all Notes are held by one or more of BOTAC, Inc. or an Affiliate that is a wholly-owned direct or indirect subsidiary of Chase Bank USA, National Association or JPMorgan Chase & Co.

“Note Register” means the register maintained pursuant to subsection 2.3(a).

“Note Registrar” means the registrar appointed pursuant to subsection 2.3(a).

“Noteholder” means the Person in whose name Notes are registered on the Note Register.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date on and after the earlier to occur of (i) the June 25, 2013 Distribution Date, (ii) the first Special Payment Date and (iii) any Note Principal Due Date, the lesser of (a) the Note Principal Balance on such Distribution Date and (b) the amounts available pursuant to subsection 5.1(b) of the Series Supplement.

“Noteholder Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2.

“Officer’s Certificate” means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Depositor, the Administrator (on behalf of itself or the Issuer), or the Servicer, as appropriate, meeting the requirements of Section 11.1.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Depositor, the Administrator or the Servicer) reasonably acceptable in form and substance to the Indenture Trustee, meeting the requirements of Section 11.1 (or in the case of an Opinion of Counsel delivered to the Owner Trustee, reasonably acceptable in form and substance to the Owner Trustee).

“Outstanding” means, when used with respect to Notes, as of any date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a)  Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)  Notes, the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(c)  Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that, in determining whether the Holders of the requisite Outstanding Amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Target National Bank, Target Capital Corporation, TRC or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice that such Notes are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and the pledgee is not the Issuer, any other obligor upon the Notes, Target National Bank, Target Capital Corporation, TRC or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, when used with respect to Notes, as of any date of determination, the aggregate Note Principal Balance of all Notes Outstanding as of such date of determination.

“Owner Trust Estate” has the meaning specified in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Indenture Trustee to make the payments to and distributions from the Note Distribution Account as provided in Section 2.10 hereof, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Person” has the meaning specified in the Pooling and Servicing Agreement.

“Pooling and Servicing Agreement” means the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by the Amendment No. 1 thereto, dated as of August 22, 2001, among TRC, the Master Trust Trustee, and the Servicer.

 “Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Proceeding” means any suit in equity, action or law or other judicial or administrative proceeding.

“Record Date” has the meaning specified in the Series Supplement.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1, the Distribution Date specified by the Administrator pursuant to such Section 10.1.

“Redemption Price” means, with respect to the Notes, the respective Outstanding Amount for such Notes plus accrued and unpaid interest thereon at the applicable Interest Rate on the Distribution Date on which the Transferor exercises its option to repurchase the Collateral Certificate.

“Reference Banks” has the meaning specified in the Series Supplement.

“Responsible Officer” means any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee) with responsibility for matters covered by this Indenture, including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom a corporate trust matter relating to this Indenture is referred at the Indenture Trustee’s Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Period” has the meaning specified in the Series Supplement.

“Reuters Screen LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purposes of displaying rates comparable to LIBOR).

“Securities Intermediary” has the meaning specified in Section 8.2.

“Series Supplement” means the Series 2008-1 Supplement, dated the date hereof, to the Pooling and Servicing Agreement.

“Series 2008-1 Termination Date” has the meaning specified in the Series Supplement.

“Servicer” has the meaning specified in the Pooling and Servicing Agreement.

“Servicer Default” has the meaning specified in the Pooling and Servicing Agreement.

“Special Payment Date” has the meaning specified in the Series Supplement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services and its successors and assigns.

“Target” has the meaning specified in the Series Supplement.

“Tax Opinion” means, with respect to any action taken or proposed to be taken, an Opinion of Counsel to the effect that, for Federal income tax purposes, (i) such action will not adversely affect the tax characterization as debt of the Notes to the extent characterized as debt at the time of their issuance, (ii) following such action neither the Master Trust nor the Issuer will be treated as an association (or publicly traded partnership) taxable as a corporation and (iii) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Transfer” means, in respect of any Note, the sale, participation, transfer, assignment, exchange or other pledge or conveyance of such Note in whole or in part.

“Transfer Agent” means Wells Fargo, in its capacity as the transfer agent pursuant to subsection 2.3(a).

“Transfer Date” has the meaning specified in the Pooling and Servicing Agreement.

“Transferor” has the meaning specified in the Pooling and Servicing Agreement.

“TRC” means Target Receivables Corporation, a Minnesota corporation.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of May 19, 2008, between the Depositor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

SECTION 1.2         Incorporation by Reference of Trust Indenture Act .  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3         Usage of Terms.  With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”  The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture.  The words “due date” as used herein with respect to interest on and principal of the Notes refer to each Note Principal Due Date, and do not include any Distribution Date following the Revolving Period unless that date is a Note Principal Due Date.  All references herein to Articles, Sections, subsections and Exhibits are references to Articles, Sections, subsections and Exhibits contained in or attached to this Indenture unless otherwise specified, and each such Exhibit is part of the terms of this Indenture.

SECTION 1.4         Calculations of Interest.  All calculations of interest made hereunder with respect to the Notes shall be made on the basis of a 360-day year based upon the actual number of days elapsed.

ARTICLE II

THE NOTES

SECTION 2.1         Form.  The Notes will be issued in certificated form.  The Notes, together with the Indenture Trustee’s or Authenticating Agent’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of a Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note. Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered notes in minimum denominations of $100,000 and in integral multiples thereof (except, if applicable, for one note representing a residual portion of the Notes which may be issued in a denomination other than an integral multiple of $100,000).

A Note bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the date of authentication and delivery of such Notes or did not hold such offices at such date.  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note, a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee or an Authenticating Agent by the manual or facsimile signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

The Notes shall be word processed, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.2         Execution, Authentication and Delivery.

(a)     The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

The Indenture Trustee shall, upon written order of the Depositor, authenticate and deliver Notes for original issue in an aggregate principal amount of $3,825,000,000.  The aggregate principal amount of Notes outstanding at any time may not exceed $4,200,000,000, except as provided in Section 2.4.

(b)        Upon the order of the Depositor, the Indenture Trustee shall authenticate and deliver additional Notes (“Additional Notes”) in connection with an increase in the outstanding principal amount of the Collateral Certificate on any date (each, an “Additional Issuance Date”) pursuant to Section 4.8 of the Series Supplement and the purchase of Additional Notes pursuant to the terms of the Note Purchase Agreement.  The aggregate principal amount of Additional Notes to be issued on any Additional Issuance Date may not exceed the aggregate principal amount of the corresponding increase in the outstanding principal amount of the Collateral Certificate. Upon issuance, the Additional Notes will be identical in all respects (except that the principal amount of such Additional Notes may be different) to the Notes currently outstanding and the Additional Notes will be equally and ratably entitled to the benefits of this Indenture.  From and after each Additional Issuance Date, all applicable calculations and allocations required pursuant to this Indenture shall take into account the Additional Notes issued on such date.

The issuance of Additional Notes may be effected only upon satisfaction of the following conditions:

(i)    at least three Business Days prior to the issuance thereof, the Depositor shall have provided written notice of the proposed issuance of Additional Notes to the Indenture Trustee, the Servicer and the Note Purchaser specifying the date and terms of the additional issuance;

(ii)   the conditions precedent for increasing the principal amount of the Collateral Certificate pursuant to Section 4.8 of the Series Supplement shall have been satisfied and the principal amount of the Collateral Certificate shall have been increased by an amount equal to the aggregate principal amount of the Additional Notes proposed to be issued; and

(iii)  (x)  if after giving effect to the purchase of Additional Notes on the Additional Issuance Date, the Note Principal Balance does not exceed the Note Initial Principal Balance, the Depositor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that the Depositor reasonably believes that no Event of Default shall have occurred, or been deemed to have occurred, and be continuing as of the Additional Issuance Date and the issuance of Additional Notes shall not result in the occurrence (or deemed occurrence) of an Event of Default; and (y) if after giving effect to the purchase of Additional Notes on the Additional Issuance Date, the Note Principal Balance shall exceed the Note Initial Principal Balance, the Depositor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that the Depositor reasonably believes that (I) the issuance of the Additional Notes will not have a material adverse effect on the Outstanding Notes and (II) no Event of Default shall have occurred, or been deemed to have occurred, and be continuing as of the Additional Issuance Date and the issuance of Additional Notes shall not result in the occurrence (or deemed occurrence) of an Event of Default; provided, however, that, for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on the Outstanding Notes.

SECTION 2.3         Registration of Transfer and Exchange.

(a)     The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of the Notes and the registration of transfers of the Notes.  The Indenture Trustee shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  In the event that, subsequent to the date of issuance of the Notes, the Indenture Trustee notifies the Issuer that it is unable to act as Note Registrar, the Issuer shall appoint another bank or trust company, having an office or agency located in the City of New York or the City of Minneapolis and which agrees to act in accordance with the provisions of this Indenture applicable to it, to act, as successor Note Registrar under this Indenture.

If a Person other than the Indenture Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of the Notes.

An institution succeeding to the corporate agency business of the Note Registrar shall continue to be the Note Registrar without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Note Registrar.

The Note Registrar shall maintain in the City of Minneapolis an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange.  The Note Registrar initially designates its corporate trust office located at Sixth and Marquette, MAC N9311-161 Minneapolis, Minnesota 55479, Attention: Corporate Trust Administration as its office for such purposes.  The Note Registrar shall give prompt written notice to the Indenture Trustee, the Depositor, the Administrator and the Noteholders (other than the Depositor) of any change in the location of such office or agency.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(a) of the relevant UCC are met, the Issuer shall execute, the Indenture Trustee shall upon receipt of a written order from the Issuer authenticate and (if the Note Registrar is different from the Indenture Trustee, then the Note Registrar shall) deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations and a like aggregate principal amount.

At the option of the Noteholders, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the relevant UCC are met, the Issuer shall execute and the Indenture Trustee shall authenticate and (if the Note Registrar is different from the Indenture Trustee, then the Note Registrar shall) deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of Transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York, the City of Minneapolis or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and (ii) accompanied by such other documents as the Indenture Trustee may require.  Each Note surrendered for registration of transfer or exchange shall be cancelled by the Note Registrar and disposed of by the Indenture Trustee or Note Registrar in accordance with its customary practice.  The Note Registrar shall notify promptly the Transfer Agent of any Transfer of the Notes pursuant to this Section 2.3.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges of Notes pursuant to Section 9.5 not involving any Transfer.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, Transfers of the Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment in full with respect to such Note.

The Issuer hereby appoints the Indenture Trustee as the Transfer Agent and the Indenture Trustee accepts such appointment.

(b)     The Notes may be Transferred, unless such Transfer would violate any of the restrictions set forth in this subsection 2.3(b).  No Transfer may be made unless such Transfer is made (x) either (i) pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities or “Blue Sky” laws or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws and (y) to (1) a person who the transferor reasonably believes is a Qualified Institutional Buyer (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act that is aware that the resale or other transfer is being made in reliance on Rule 144A or (2) a person who is an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.  The Notes may not be Transferred to (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA), including governmental plans and church plans, (b) any

“plan” (as defined in Section 4975(e)(1) of the Code) including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101, 29 C.F.R. § 2510.3-101 or otherwise under ERISA) by reason of a plan’s investment in the entity, including, without limitation, an insurance company general account.

Each potential transferee shall be required to represent that it is not a retail competitor of Target. Prior to any Transfer, the Noteholder must obtain the prior written consent of the Transferor (which consent shall not be unreasonably withheld, it being understood that it would be reasonable for the Transferor to withhold consent if a proposed Transfer would cause the Issuer or the Master Trust to be treated as an association (or publicly traded partnership) taxable as a corporation), except that such consent shall not be required if the Transfer is to JPMorgan Chase & Co. or a wholly-owned subsidiary of JPMorgan Chase & Co.  Each Transfer shall be subject to the prior delivery to the Indenture Trustee of (1) an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, (i) such action will not adversely affect the tax characterization as debt of the Notes or the Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (ii) following such action neither the Owner Trust nor the Master Trust will be treated as an association (or publicly traded partnership) taxable as a corporation and (2) a transferee representation letter substantially in the form of Exhibit B hereto.

Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that no pledge of the Notes to a Federal Reserve Bank shall require either the consent of the Transferor or the delivery of an Opinion of Counsel.  The Notes shall bear legends to the effect set forth in Exhibit A.

None of the Transferor, the Transfer Agent and Note Registrar, the Owner Trustee or the Indenture Trustee is obligated to register the Note under the Securities Act or any other securities or “Blue Sky” law or to take any other action not otherwise required under this Indenture, the Series Supplement or the Pooling and Servicing Agreement to permit the transfer of the Note without registration or as described above.

SECTION 2.4         Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Note Registrar and the Indenture Trustee such security or indemnity as may be required by them to hold the Issuer, the Note Registrar and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the relevant UCC are met, the Issuer shall execute and the Indenture Trustee or an Authenticating Agent shall authenticate and (if the Note Registrar is different from the Indenture Trustee, the Note Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and denomination; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, its agents and counsel) connected therewith.

Every replacement Note issued pursuant to this Section 2.4 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.5         Persons Deemed Owner.  Prior to due presentment for registration of Transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name such Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Issuer, the Indenture Trustee or the Note Registrar nor any agent of the Issuer, the Indenture Trustee or the Note Registrar shall be bound by notice to the contrary.

SECTION 2.6         Payment of Principal and Interest.  (a)  On each Distribution Date, the Paying Agent, acting in accordance with written instructions from the Administrator, shall deposit, or shall direct the Master Trust Trustee to deposit, in the Note Distribution Account the Available Amount for such Distribution Date and the Paying Agent shall make the following distributions to the extent of the Available Amount for such Distribution Date, in the following order of priority:

(i)    to the Noteholders in respect of interest, the Note Interest Requirement for such Distribution Date;

(ii)   to the Noteholders in respect of principal, the Noteholders’ Principal Distributable Amount for such Distribution Date; and

(iii)  to the Certificateholder, on behalf of the Issuer, the remaining Available Amount for such Distribution Date, if any;

provided, however, that the aggregate amounts payable under clause (i) on any Distribution Date shall not exceed the aggregate amounts distributable to the Collateral Certificateholder pursuant to subsection 5.1(a) of the Series Supplement in respect of interest for such Distribution Date; and, provided, further, that (A) so long as the Indenture Trustee and the Master Trust Trustee are the same Person, the distributions described above may be made directly by the Master Trust Trustee in lieu of being deposited into the Note Distribution Account and, if so made, such distributions shall be deemed to be made by the Paying Agent from the Note Distribution Account and (B) amounts distributed directly to the Depositor, as Certificateholder, pursuant to subsection 5.1(e) of the Series Supplement shall be deemed to have been deposited by the Master Trust Trustee into the Note Distribution Account and distributed by the Paying Agent to the Depositor in its respective capacities as provided above.

(b)     All principal and interest in respect of the Notes shall be due and payable to the extent not previously paid on the Legal Maturity Date.

(c)     Any installment of principal or interest, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the preceding Record Date, by check mailed first-class, postage prepaid or by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1, which shall be payable as provided in subsection 2.6(d) below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(d)     All principal and interest payments on the Notes shall be made pro rata to the Noteholders entitled thereto.  The Paying Agent shall notify the Person in whose name a Note is registered at the close of business on the Record Date immediately preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed as provided in Section 10.2 not later than three Business Days after such Record Date if the Notes are outstanding and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

SECTION 2.7         Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly cancelled by the Note Registrar.  The Issuer or the Depositor may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or the Depositor may have acquired in any manner whatsoever, including pursuant to subsection 17(a) of the Note Purchase Agreement, and all Notes so delivered shall be promptly cancelled by the Note Registrar.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct that they be destroyed or returned to it; provided that such direction is timely and the Notes have not been previously disposed of by the Note Registrar.

SECTION 2.8         Authenticating Agent.  (a)  The Indenture Trustee may appoint one or more authenticating agents (each, an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the

Notes.  The Indenture Trustee is hereby appointed as initial Authenticating Agent for the authentication of the Notes upon any registration of transfer or exchange of such Notes.  Whenever reference is made in this Indenture to the authentication of the Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.

(b)     Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Authenticating Agent.

(c)     An Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Indenture Trustee or the Issuer, the Indenture Trustee promptly may appoint a successor Authenticating Agent with the consent of the Issuer.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless acceptable to the Issuer.

(d)     The Administrator shall pay the Authenticating Agent from time to time reasonable compensation for its services under this Section 2.8.

(e)     The provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.7 and 6.9 shall be applicable, mutatis mutandis, to any Authenticating Agent.

(f)      Pursuant to an appointment made under this Section 2.8, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

By:
Authorized Signatory

or

as Authenticating Agent
for the Indenture Trustee,

Authorized Officer

SECTION 2.9         Defeasance.  On any date on which the following conditions have been satisfied, the Notes will no longer be entitled to the security interest of the Indenture Trustee in the Issuer’s right, title and interest in and to the Collateral Certificate (including amounts distributable by the Master Trust Trustee in respect thereof) and the Collateral Certificate shall be released from the Lien of this Indenture: (i) the Issuer has deposited (x) into the Note Principal Funding Account an amount equal to the Note Principal Balance, (y) into the Noteholder Reserve Account an amount equal to the Note Interest Requirement for the first Distribution Date in the Defeasance Period and (z) if such deposit occurs prior to an Early Amortization Commencement Date, into the Noteholder Reserve Account an amount equal to the Defeasance Covered Amount, as estimated by the Administrator, for each Interest Accrual Period in the Defeasance Period (other than the Interest Accrual Period related to the first Distribution Date therein); (ii) the Issuer has delivered to the Indenture Trustee an opinion of counsel to the effect that such deposit and termination of obligations as described above will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Issuer, the Noteholder Reserve Account or the Note Principal Funding Account will be deemed to be an association (or a publicly traded partnership) taxable as a corporation; (iii) the Issuer has delivered to the Indenture Trustee a certificate (which may be a certificate from an officer of the Depositor) stating that the Issuer (or the Depositor) reasonably believes that such deposit and the release of the lien of the Indenture Trustee on the Collateral Certificate will not cause an Event of Default or a Default to occur and (iv) the Note Purchaser has consented to such defeasance pursuant to subsection 8(e) of the Note Purchase Agreement; provided, that in any case, the Noteholders shall not retain any rights under either of the Pooling and Servicing Agreement or the Series Supplement if the Notes are defeased pursuant to this Section 2.9, subject to Section 12.4 of the Pooling and Servicing Agreement; provided, further, that in any case, the Noteholders shall not retain any rights under the Note Purchase Agreement if the Notes are defeased pursuant to this Section 2.9, except as set forth in subsection 8(e) of the Note Purchase Agreement.

SECTION 2.10       Appointment of Paying Agent.  (a)  The Indenture Trustee may appoint a Paying Agent with respect to the Notes.  The Indenture Trustee is hereby appointed as the initial Paying Agent.  The Paying Agent shall have the revocable power to withdraw funds from the Note Distribution Account and make distributions to the Noteholders and the Certificateholders, pursuant to Section 2.6.  The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause.  The Indenture Trustee may resign as Paying Agent upon 30 days’ prior written notice to the Depositor.  In the event that the Indenture Trustee shall no longer be the Paying Agent, the Indenture Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be a successor Indenture Trustee) with the consent of the Depositor, which consent shall not be unreasonably withheld.  If at any time the Indenture Trustee shall be acting as the Paying Agent, the provisions of Sections 6.1, 6.3 and 6.4 shall apply, mutatis mutandis, to the Indenture Trustee in its role as Paying Agent.

The Indenture Trustee will cause each Paying Agent, other than itself,  to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)   give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)  immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by the Paying Agent at the time of its appointment; and

(v)   comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)     An institution succeeding to the corporate agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Indenture Trustee or such Paying Agent.

SECTION 2.11       CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

SECTION 2.12       Determination of LIBOR.

(a)     On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date.  If such rate does not appear on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.  The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

Notwithstanding the foregoing, LIBOR for the initial Interest Accrual Period will be 2.49750%.

(b)     The Indenture Trustee shall provide the Interest Rate applicable to the then current and immediately preceding Interest Accrual Periods to any Noteholder requesting such information by telephoning the Indenture Trustee at its telephone number which is currently (612) 667-8058.

(c)     On each LIBOR Determination Date prior to 12:00 noon New York City time, the Indenture Trustee shall send to the Issuer, the Servicer and the Master Trust Trustee by electronic mail or facsimile notification of LIBOR for the following Interest Accrual Period.

ARTICLE III

COVENANTS

SECTION 3.1         Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the respective terms of the Notes and this Indenture.  Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to Section 2.6 and the Series Supplement (i) for the benefit of the Notes, to the Noteholders and (ii) to the extent so specified, to the Certificateholder.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of principal and/or interest shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.2         Maintenance of Office or Agency.  The Issuer will maintain in the City of Minneapolis an office or agency where Notes may be surrendered for registration of transfer or exchange.  The Issuer hereby initially appoints the Note Registrar to serve as its agent for the foregoing purposes.   The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the

Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3         Money for Payments To Be Held in Trust.  As provided in Section 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made on behalf of the Issuer by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from the Note Distribution Account or payments on the Notes shall be paid over to the Issuer except as provided in this Section 3.3.

On or before each Distribution Date and Redemption Date, subject to the proviso to subsection 2.6(a), the Master Trust Trustee or the Paying Agent shall deposit or cause to be deposited in the Note Distribution Account the Available Amount, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on its request; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to the Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4         Existence.  Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor to the Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument and agreement included in the Owner Trust Estate.

SECTION 3.5         Protection of Owner Trust Estate.  The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a)     maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)     perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)     enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or

(d)     preserve and defend title to the Owner Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Owner Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be filed by the Indenture Trustee pursuant to this Section.

SECTION 3.6         Opinions as to Owner Trust Estate.  (a)  On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)     On or before March 31 of each calendar year, commencing with March 31, 2009, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until March 31 in the following calendar year.

SECTION 3.7         Performance of Obligations; Servicing of Collateral Certificate.  (a)  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, any other Basic Documents or such other instrument or agreement.

(b)     The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)     The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, in the other Basic Documents and in the instruments and agreements included in the Owner Trust Estate, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Deposit and Administration Agreement in accordance with and within the time periods provided for herein and therein.

(d)     If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Pooling and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Pooling and Servicing Agreement with respect to the Collateral Certificate, the Issuer shall take all reasonable steps available to it to remedy such failure.

SECTION 3.8         Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)     except as expressly permitted by this Indenture or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Owner Trust Estate, unless directed to do so by the Indenture Trustee;

(b)     claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Owner Trust Estate; or

(c)     (i)  permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Owner Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law) or (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Owner Trust Estate.

SECTION 3.9         Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee on or before March 31 of each year, commencing March 31, 2009 and otherwise in compliance with the requirements of TIA Section 314(a)(4), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)     a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)     to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants in all material respects under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10       The Issuer May Consolidate, Etc. Only on Certain Terms.

(a)     The Issuer shall not consolidate or merge with or into any other Person, unless all the Noteholders have provided their prior written consent and:

(i)    the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(iv)  such entity is not subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(v)   any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this subsection 3.10(a) and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)     Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Owner Trust Estate, to any Person, unless all the Noteholders have provided their prior written consent and:

(i)    the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Noteholders, and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder;

(iv)  any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(v)   the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this subsection 3.10(b) and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11       Successor or Transferee.

(a)     Upon any consolidation or merger of the Issuer in accordance with subsection 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)     Upon a conveyance or transfer of all the assets and properties of the Issuer in accordance with subsection 3.10(b), Target Credit Card Owner Trust 2008-1 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that Target Credit Card Owner Trust 2008-1 is to be so released.

SECTION 3.12       No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Collateral Certificate in the manner contemplated by this Indenture and the other Basic Documents, issuing the Notes, making payments thereon, and such other activities that are necessary, suitable or desirable to accomplish the foregoing or are incidental to the purposes as set forth in Section 2.3 of the Trust Agreement.

SECTION 3.13       No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for money borrowed in respect of the Notes or in accordance with the Basic Documents.

SECTION 3.14       Administrator’s Obligations.  The Issuer shall use its best efforts to cause the Administrator to comply with the Deposit and Administration Agreement.

SECTION 3.15       Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Deposit and Administration Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16       Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than the purchase of the Collateral Certificate and related property pursuant to the Deposit and Administration Agreement.

SECTION 3.17       Restricted Payments.  The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise),

whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (b) redeem, purchase, retire, or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may make, or cause to be made, distributions to the Depositor, the Owner Trustee, the Administrator, the Indenture Trustee and the Noteholders as permitted by, and to the extent funds are available for such purpose under, the Basic Documents.  The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18       Notice of Events of Default.  The Issuer agrees to give the Indenture Trustee prompt (and in any event within five Business Days) written notice of each Event of Default, Servicer Default and each default on the part of the Depositor of its obligations under the Deposit and Administration Agreement; provided, that for so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by a Rating Agency, notice pursuant to this Section 3.18 shall also be provided to such Rating Agency.

SECTION 3.19       Further Instruments and Acts.  The Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.20       Removal of Administrator.  So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause.

SECTION 3.21       Representations and Warranties of the Issuer with Respect to the Collateral Certificate.  The Issuer hereby represents and warrants to the Indenture Trustee that as of the date hereof:

(a)     Valid Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Certificate in favor of the Indenture Trustee which security interest is prior to all other liens and is enforceable as such against the creditors of and purchasers from the Issuer.

(b)     Certificated Security.  The Collateral Certificate constitutes a “certificated security” within the meaning of the applicable UCC.

(c)     Good Title.  Prior to the pledge to the Indenture Trustee, the Issuer owns and has good and marketable title to the Collateral Certificate free and clear of any Lien, claim or encumbrance of any Person.

(d)     Delivery.  The sole original Collateral Certificate has been delivered to the Indenture Trustee with an undated bond power covering the Collateral Certificate, duly executed by the Issuer and endorsed in blank.

(e)     No Other Pledge.  Other than the security interested granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral Certificate.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral Certificate other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.  The Collateral Certificate has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Indenture Trustee.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1         Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer or exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.2, 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.15, 3.16, 3.17, 3.18 and 3.19, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when,

(i)            either:

(A)      all Notes theretofore authenticated and delivered (other than (1) the Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (2) the Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

(B)       all Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, (y) will become due and payable within one year on the Legal Maturity Date, or (z) are to be called for redemption pursuant to Article X and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable); in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due or on the Redemption Date (if the Notes shall have been called for redemption pursuant to Section 10.1), as applicable;

(ii)   the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)  the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.7 and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Indenture Trustee under Section 4.2 and the last paragraph of Section 3.3 shall survive such satisfaction and discharge.

SECTION 4.2         Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to subsection 4.1(i)(B) shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders for the payment or redemption of the Notes for which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Deposit and Administration Agreement or required by law.

SECTION 4.3         Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 4.4         No Revocation or Termination of Issuer Without Noteholder Approval.  Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee consent to the termination or revocation of the Issuer pursuant to subsection 8.1(c) of the Trust Agreement without the consent of the Holders of a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.1         Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     the failure by the Issuer to pay the Outstanding Note Principal Balance in full on the Legal Maturity Date;

(b)     the failure by the Issuer to pay all interest due on the Notes in full on the Legal Maturity Date;

(c)     an Insolvency Event occurs related to the Issuer or the Master Trust;

(d)     failure on the part of the Issuer duly to observe or perform in any material respect any covenants or agreements of the Issuer set forth herein, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer and the Certificateholder by the Administrator or the Indenture Trustee, or to the Issuer, the Certificateholder and the Indenture Trustee by the Holders of more than 50% of the Outstanding Amount of the Notes and continues to affect materially and adversely the interests of the Noteholders for such 60-day period; and

(e)     the Issuer is subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.2         Acceleration of Maturity; Rescission and Annulment.  If an Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders of not less than a majority of the Outstanding Amount of the Notes may, if the Notes are not otherwise due and payable in full, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer and the Certificateholder (and to the Indenture Trustee if given by the Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, if any, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of a majority of the Outstanding Amount of the Notes, by written notice to the Issuer, the Certificateholder and the Indenture Trustee, may rescind and annul such declaration and its consequences; provided that no such rescission shall (i) terminate the Early Amortization Period under the Series Supplement or its effects, or (ii) affect any subsequent default or impair any right consequent thereto.

SECTION 5.3         Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.  (a)  The Issuer covenants that if (i) an Event of Default described in subsection 5.1(b) occurs such that a default is made in the payment of any interest on any Note when the same becomes due and payable at the times specified in subsection 5.1(b), or (ii) default is made in the payment in full of the principal of any Outstanding Note on the Legal Maturity Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Outstanding Notes, the whole amount then due and payable on such Outstanding Notes for principal and interest, with interest at the applicable Interest Rate upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate borne by the Notes.

(b)     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be due and payable.

(c)     If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)     In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Owner Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in the case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

(ii)   unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

(e)     Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(f)      All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders, subject to the payment priorities described below.

(g)     In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

SECTION 5.4         Remedies; Priorities.  (a)  If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.2, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

(i)    institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)   institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Owner Trust Estate;

(iii)  exercise any remedies of a secured party under the relevant UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)  sell the Owner Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that the Indenture Trustee may not sell or otherwise liquidate the Owner Trust Estate following an Event of Default, unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Outstanding Notes for principal and interest, or (C)(1) there has been an Event of Default described in subsections 5.1(a) or (b), (2) the Indenture Trustee determines that the Owner Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Outstanding Notes as they would have become due if the Notes had not been declared due and payable, and (3) the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.  In addition, the Indenture Trustee may sell or otherwise liquidate the portion of the Owner Trust Estate consisting of the Collateral Certificate only in accordance with and upon satisfaction of the requirements of Section 9.4 of the Series Supplement.

(b)     If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out such money or property held as Collateral for the benefit of the Noteholders in the following order:

FIRST:  to Noteholders for amounts due and unpaid on the Notes for interest and principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and principal;

SECOND:  to the Issuer for payment of all liabilities of the Issuer in accordance with the Basic Documents and applicable law; and

THIRD:  to the Certificateholder.

The Indenture Trustee may, upon notification to the Issuer, fix a record date and Distribution Date for any payment to Noteholders pursuant to this Section.  At least fifteen (15) days before such record date, the Indenture Trustee shall mail or send by facsimile to each Noteholder a notice that states the record date, the Distribution Date and the amount to be paid.

SECTION 5.5         Optional Preservation of the Owner Trust Estate.  If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Owner Trust Estate.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether to maintain possession of the Owner Trust Estate.  In determining whether to maintain possession of the Owner Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

SECTION 5.6         Limitation of Suits.  No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)     such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)     the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

(c)     such Noteholder has or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)     the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

(e)     no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each holding less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.7         Unconditional Rights of Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on any Note held by it on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.8         Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 5.9         Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10       Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder in exercising any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11       Control by Noteholders.  The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)     such direction shall not be in conflict with any applicable law or with this Indenture;

(b)     subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Owner Trust Estate shall be by Holders of not less than 100% of the Outstanding Amount of the Notes;

(c)     if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Owner Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Owner Trust Estate shall be of no force and effect;

(d)     the Indenture Trustee may take any other action deemed necessary by the Indenture Trustee that is not inconsistent with such direction; and

(e)     such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability (unless indemnified pursuant to subsection 6.2(g)) or might materially adversely affect the rights of any Noteholders not consenting to such action but who otherwise have a right to consent to such action prior to such action being taken.

SECTION 5.12       Waiver of Past Defaults.  Prior to the declaration of the acceleration of the Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the Notes may, on behalf of all such Noteholders, waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.  For so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by a Rating Agency, the Issuer shall give prompt written notice of any waiver to such Rating Agency.

SECTION 5.13       Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14       Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15       Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Owner Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with subsection 5.4(b).

SECTION 5.16       Performance and Enforcement of Certain Obligations.  The Issuer agrees to take all such lawful action as is necessary to compel or secure the performance and observance by the Depositor and the Administrator, as applicable, of each of their respective obligations to the Issuer under or in connection with the Deposit and Administration Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Deposit and Administration Agreement, including the transmission of notices of default on the part of the Depositor or the Administrator thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Administrator of each of their respective obligations under the Deposit and Administration Agreement.

SECTION 5.17       Sale of Owner Trust Estate.

(a)     The method, manner, time, place and terms of any sale of Owner Trust Estate (or portion thereof) pursuant to subsection 5.4(a)(iv) shall be commercially reasonable.  The Indenture Trustee may, from time to time, postpone any sale by public announcement made at the time and place of such sale.  The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b)     The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of the Owner Trust Estate (or any portion thereof) pursuant to subsection 5.4(a)(iv).  No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c)     In its exercise of the foreclosure remedy pursuant to subsection 5.4(a)(iv), the Indenture Trustee shall solicit, or cause to be solicited, bids from prospective purchasers for the Owner Trust Estate (or portions thereof).  The Indenture Trustee shall sell the Owner Trust Estate (or portions thereof) to the bidder with the highest cash purchase offer.  The proceeds of any such sale shall be applied in accordance with subsection 5.4(b).

(d)     Prior to its exercise of the foreclosure remedy pursuant to subsection 5.4(a)(iv), the Indenture Trustee shall provide written notice to the Transferor of its intent to exercise such remedy, including the date and time by which bids solicited pursuant to subsection 5.17(c) are due.

(e)     In connection with the Indenture Trustee’s exercise of its rights under this Section 5.17, the Indenture Trustee may retain independent auditors and other experts and shall be entitled to conclusively rely upon the determination of any such independent auditors or other experts appointed with due care.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1         Duties of the Indenture Trustee.  (a)  The Indenture Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture and the Deposit and Administration Agreement.  If an Event of Default actually known to the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Deposit and Administration Agreement and use the same degree of care and skill in its exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Administrator pursuant to Section 5.1 of the Deposit and Administration Agreement, the Indenture Trustee in performing such duties shall use the degree of skill and attention customarily exercised by an administrator with respect to a similar trust estate that it administers for itself.

The Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture or the Deposit and Administration Agreement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or the Deposit and Administration Agreement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Administrator to the Indenture Trustee pursuant to this Indenture or the Deposit and Administration Agreement and the Indenture Trustee need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(b)     No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that:

(i)    prior to the occurrence of an Event of Default, and after the curing of all such Events of Default, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Deposit and Administration Agreement, and no implied covenants or obligations shall be read into this Indenture or the Deposit and Administration Agreement against the Indenture Trustee, and in the absence of bad faith on its part or manifest error, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the Deposit and Administration Agreement;

(ii)   the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts nor shall the Indenture Trustee be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or in accordance with a direction received by it pursuant to Section 5.11; and

(iii)  the Indenture Trustee shall  not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Outstanding Amount of the Notes (or larger percentage(s)), determined as provided in Sections 5.2, 5.4 and 5.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes or the Certificate.

(c)     The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(d)     Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Deposit and Administration Agreement.

(e)     No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Administrator under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Administrator in accordance with the terms of the Deposit and Administration Agreement.

(f)      Except for actions expressly authorized by this Indenture or, based upon an Opinion of Counsel, in the best interests of the Noteholders, the Indenture Trustee shall take no action reasonably likely to impair the security interests created or existing under any asset which is part of the Collateral or to impair the value of any asset which is part of the Collateral.

(g)     Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 6.2         Rights of the Indenture Trustee.  (a)  The Indenture Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Indenture Trustee acts or refrains from acting, it may require an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on the Opinion of Counsel.

(c)     The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.  The Indenture Trustee shall have no duty to monitor the performance of the Issuer.

(d)     The Indenture Trustee shall not be personally liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)     The Indenture Trustee may consult with counsel of its own selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.  A copy of such written advice or Opinion of Counsel shall be provided to the Depositor or the Administrator.

(f)      Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by Holders of not less than 25% of the Outstanding Amount of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity satisfactory to it against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding.  If the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.  Nothing in this clause (f) shall affect the obligation of the Issuer or the Administrator to observe any applicable law prohibiting disclosure of information regarding the obligors.

(g)     The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)     The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture.

(i)      The rights, privileges, protections, immunities and benefits given the Indenture Trustee, including, without limitation, its right to be indemnified are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 6.3         Individual Rights of the Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Indenture Trustee; provided, however, that the Indenture Trustee shall take no such action that shall cause it to no longer meet the requirements of Rule 3(a)-7(a)(4)(i) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Any Paying Agent, the Note Registrar, co-registrar or co-paying agent may do the same with like rights.  The Indenture Trustee shall in any event comply with Sections 6.11 and 6.12.

SECTION 6.4         The Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5         Notice of Defaults.  If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after such knowledge or notice occurs.  Except in the case of a Default in accordance with the provisions of Section 313(c) of the TIA in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 6.6         Reports by the Indenture Trustee to Holders.  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Indenture, the Indenture Trustee shall deliver to each Holder such information as may be reasonably required to enable such Holder to prepare its United States federal, state and local income or franchise tax returns for such calendar year.  At the request of the Holders, the Indenture Trustee shall request any reports available to Certificateholders from the Servicer under the Pooling and Servicing Agreement and shall deliver such reports received from the Servicer to the Holders making such request.

SECTION 6.7         Compensation and Indemnity.  The Issuer shall cause the Administrator pursuant to the Deposit and Administration Agreement to pay to the Indenture Trustee from time to time such compensation as agreed upon from time to time for its services.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall cause the Administrator pursuant to the Deposit and Administration Agreement to reimburse the Indenture Trustee for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall cause the Administrator pursuant to the Deposit and Administration Agreement to fully indemnify the Indenture Trustee and any predecessor Indenture Trustee against any and all loss, liability, claim, damage or expense (including the fees and expenses of outside counsel) incurred by it in connection with the acceptance and administration of this trust including costs and expenses of defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the performance of its duties hereunder.  The Indenture Trustee shall, upon a Responsible Officer obtaining actual knowledge thereof, notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.

The Administrator’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in subsection 5.1(c) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Notwithstanding anything herein to the contrary, the Indenture Trustee’s right to enforce any of the Administrator’s payment obligations pursuant to this Section 6.7 shall be subject to the provisions of Section 11.15 and Section 11.16.

In no event shall the compensation and indemnification obligations of the Administrator specified above be satisfied out of the Owner Trust Estate.

SECTION 6.8         Replacement of the Indenture Trustee.  (a)  The Indenture Trustee may give notice of its intent to resign at any time by so notifying the Issuer.  The Holders of a majority of the Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)        the Indenture Trustee fails to comply with Section 6.11;

(ii)       the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)      a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)      the Indenture Trustee otherwise becomes incapable of acting.

(b)     If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the

Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c)     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and thereupon the resignation or removal of the Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to the Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

(d)     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)      Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to subsection 6.8(c) and payment of all fees and expenses owed to the outgoing Indenture Trustee.

(g)     Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.  The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9         Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.  The Indenture Trustee shall provide the Issuer prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor Indenture Trustee may authenticate such Notes either in the name of any predecessor Indenture Trustee hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or this Indenture with respect to the certificate of authentication of the Indenture Trustee.

SECTION 6.10       Appointment of Co-Indenture Trustee or Separate Indenture Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Owner Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such power, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  The Administrator will pay all reasonable fees and expenses of any co-trustee or co-trustees or separate trustee or separate trustees.  The appointment of any separate trustee or co-trustee shall not absolve the Indenture Trustee of its obligations under this Indenture.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as an Indenture Trustee under Section 6.11, and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)        all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)       no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii)      the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)     Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee (with a copy given to the Issuer).

(d)     Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11       Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a)(1), (2), (3) and (5).  The Indenture Trustee shall at all times meet the requirements of Rule 3(a)-7(a)(4)(i) under the Investment Company Act and shall not provide credit or credit enhancement to the Issuer.  The Indenture Trustee shall have a combined capital and surplus of at least $150,000,000 as of the last day of the most recent fiscal quarter for such institution and shall be subject to examination or supervision by federal or state authorities.  The Indenture Trustee shall not be an Affiliate of the Issuer, the Transferor, the Administrator or the Servicer.  The long-term unsecured debt of the Indenture Trustee shall at all times be rated not lower than “BBB-” by Standard & Poor’s and “Baa3” by Moody’s.  The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

SECTION 6.12       Preferential Collection of Claims Against the Issuer.  The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1         The Issuer To Furnish the Indenture Trustee Names and Addresses of the Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within 14 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished, provided that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2         Preservation of Information; Communications to the Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 or, if the Indenture Trustee is acting as Note Registrar, the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as the Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)     The Noteholders may communicate pursuant to TIA §312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.  Upon the issuance of the Notes, Holders of not less than 10% of the Outstanding Amount of the Notes may, by written request to the Indenture Trustee pursuant to the terms of this Indenture, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under this Indenture or the Notes.  The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

(c)     The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA §312(c).

SECTION 7.3         Reports by the Administrator.  On or prior to each Transfer Date, the Administrator will provide to the Indenture Trustee for the Indenture Trustee to forward to each Noteholder of record, and to the Owner Trustee, a statement setting forth (to the extent applicable) the following information as to the Notes with respect to the related Distribution Date or the period since the previous Distribution Date, as applicable:

(i)        the amount of the distribution allocable to principal of the Notes;

(ii)       the amount of the distribution allocable to interest on or with respect to the Notes; and

(iii)      the aggregate outstanding principal amount of the Notes after giving effect to all payments reported under clause (i) above on such date.

Each amount set forth pursuant to clauses (i) and (ii) above will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes.

SECTION 7.4         Fiscal Year of the Issuer.  Unless the Issuer otherwise determines, each fiscal year of the Issuer shall end on the last day of the January fiscal month of the corresponding fiscal year of the Transferor.

SECTION 7.5         Reports by the Indenture Trustee.  If required by TIA §313(a), within 60 days after each March 31, beginning with March 31, 2009, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a).  The Indenture Trustee also shall comply with TIA §313(b).  On each Distribution Date, the Indenture Trustee shall make available at its Internet website located at www.ctslink.com (or such other website address as the Indenture Trustee may provide in writing to Noteholders) a copy of the statement for the related Monthly Period provided to the Indenture Trustee pursuant to Section 7.3.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1         Collection of Money.  Except as otherwise provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Deposit and Administration Agreement.  Except as otherwise provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  Any such action shall be without prejudice to any right to claim a Default or an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2         Issuer Accounts.  On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, an Eligible Deposit Account, in the name of the Indenture Trustee, for the benefit of the Noteholders, the “Note Distribution Account”.  If the Issuer elects to defease the Notes pursuant to Section 2.9, then, on or prior to the date of defeasance, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, two separate Eligible Deposit Accounts to be designated as the “Note Principal Funding Account” and the “Noteholder Reserve Account,” respectively, and shall take such steps as are necessary to perfect the Grant to the Indenture Trustee of such Issuer Accounts (including, if requested by the Indenture Trustee, the delivery to the Indenture Trustee of an Opinion of Counsel to such effect).

Each of the Issuer Accounts shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.  The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and in all proceeds thereof.  Each Issuer Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.  Each of the Issuer Accounts shall be a securities account.  Wells Fargo agrees that it is the securities intermediary (the “Securities Intermediary”) with respect to each Issuer Account, and as such agrees that the account is maintained for the Issuer and, subject to the terms of this Indenture, that the Issuer is entitled to exercise the rights that comprise any financial asset credited to such Issuer Account.  All securities or other property underlying any financial assets credited to any Issuer Account shall be registered in the name of Wells Fargo Bank, National Association, endorsed to Wells Fargo Bank, National Association in blank or credited to another securities account maintained in the name of Wells Fargo Bank, National Association and in no case will any financial asset credited to any Issuer Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer.  Until termination of this Indenture, the Issuer shall not be entitled to give the Indenture Trustee any entitlement orders with respect to any Issuer Account.  If, at any time, any Issuer Account ceases to be an Eligible Deposit Account, the Administrator shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Administrator on its behalf) shall, within 10 Business Days, establish a new corresponding Issuer Account which meets the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments from such ineligible account to such new Issuer Account.  The Indenture Trustee, at the direction of the Administrator, shall make withdrawals from the Issuer Accounts from time to time, in the amounts and for the purposes set forth in this Indenture.  The Securities Intermediary shall comply with entitlement orders issued by the Indenture Trustee without further consent by the Issuer.

SECTION 8.3         Investment of Funds in the Note Principal Funding Account and the Noteholder Reserve Account.

(a)     So long as the Notes have not been accelerated pursuant to Section 5.2, funds on deposit in the Note Principal Funding Account and the Noteholder Reserve Account shall be invested and reinvested in Eligible Investments by the Indenture Trustee upon Issuer Order (which Issuer Order may be upon direction of the Administrator)  Such Issuer Order shall not direct the Indenture Trustee to make any investment of any funds held in such Issuer Accounts unless the security interest granted and perfected in such accounts will continue to be perfected in such investment, and, in connection with any direction to the Indenture Trustee to make any such investment, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.  All Eligible Investments acquired with funds on deposit in the Note Principal Funding Account or the Noteholder Reserve Account shall mature no later than the Business Day immediately preceding the next Distribution Date.

(b)     Subject to subsection 6.1(c), the Indenture Trustee and the Paying Agent shall not in any way be held liable by reason of any insufficiency in any Issuer Account resulting from any loss on any Eligible Investments included therein except for losses attributable to the Indenture Trustee’s or the Paying Agent’s failure to make payments on such Eligible Investments issued by the Indenture Trustee or the Paying Agent, in its commercial capacity as principal obligor and not as trustee or paying agent, in accordance with their terms.

(c)     If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Note Principal Funding Account or the Noteholder Reserve Account to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Administrator and the Indenture Trustee) on any Business Day, or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Owner Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Note Principal Funding Account and the Noteholder Reserve Account in one or more Eligible Investments.  The Indenture Trustee shall not be liable for losses in respect of such investments in Eligible Investments that comply with the requirements of the Basic Documents except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(d)     For purposes of this Section 8.3, Eligible Investments shall be limited to those investments specified pursuant to clause (a) of the definition thereof; provided, however, for purposes of subsection 8.3(c), Eligible Investments shall be limited to the Wells Fargo 100% Treasury Money Market Fund (or a successor fund thereto which is a money market fund investing solely in those investments specified pursuant to clause (a) of the definition thereof).

SECTION 8.4         Application of Funds in the Note Principal Funding Account and the Noteholder Reserve Account.  On each Distribution Date with respect to the Defeasance Period, the Indenture Trustee or Paying Agent, upon written instructions from the Administrator, shall withdraw from the Note Principal Funding Account and the Noteholder Reserve Account, as applicable, and deposit into the Note Distribution Account for application in accordance with Section 2.6 the aggregate amount specified in subsections 2.6(a)(i) through 2.6(a)(iii) for such Distribution Date.  Upon payment in full of the Note Principal Balance, including all accrued interest thereon, any amounts remaining in the Note Principal Funding Account and the Noteholder Reserve Account shall be paid to the Certificateholder.

SECTION 8.5         Release of Owner Trust Estate.  (a)  The Indenture Trustee shall, when required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture; provided that the Indenture Trustee shall not release its security interest for the benefit of the Noteholders in the Collateral Certificate except (i) in connection with a defeasance of the Notes under Section 2.9, (ii) in connection with a sale of the Collateral Certificate following the occurrence of an Event of Default and foreclosure on the Collateral Certificate in accordance with Article V or (iii) pursuant to subsection 8.5(b).  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)     The Indenture Trustee shall, at such time as there are no Outstanding Notes, release any remaining portion of the Owner Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Note Distribution Account.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection 8.5(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1), in each case meeting the applicable requirements of Section 11.1.

SECTION 8.6         Opinion of Counsel.  The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to subsection 8.3(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.7         Treatment as Financial Assets.  Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Note Distribution Account shall be treated as a financial asset.  The Note Distribution Account shall be governed by the law of the State of New York and the State of Minnesota shall be the Securities Intermediary jurisdiction.

SECTION 8.8         Powers Coupled With an Interest.  The rights and powers granted in this Article VIII to the Indenture Trustee have been granted in order to perfect its security interest in the Note Distribution Account, are powers coupled with an interest and will be affected neither by the bankruptcy or insolvency of the Issuer nor by the lapse of time.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1         Supplemental Indentures Without Consent of Noteholders.  Without the consent of the Noteholders, but with prior notice to the Note Purchaser and the Rating Agencies (for so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by such Rating Agency), when authorized by an Issuer Request, the Issuer and the Indenture Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)        to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)       to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii)      to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)      to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)       to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially and adversely affect the interests of the Noteholders;

(vi)      to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii)     to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Issuer and the Indenture Trustee shall not enter into any indenture supplemental hereto if such indenture would cause either (x) the Issuer or the Master Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes or (y) a taxable event that could cause the beneficial owner of any Outstanding Amount of Notes to recognize gain or loss for such purposes.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.2                 Supplemental Indentures With Consent of the Noteholders.  The Issuer and the Indenture Trustee, when authorized by the Issuer, and with prior notice to the Rating Agencies (for so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by such Rating Agency), also may with the consent of the Holders of a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of each Holder of an Outstanding Note affected thereby:

(i)        change the due date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Owner Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)       reduce the percentage of the Outstanding Amount of the Notes the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

(iii)      modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)      reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Owner Trust Estate pursuant to Section 5.4;

(v)       modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or any of the other Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi)      modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Owner Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture.

The Indenture Trustee may determine whether any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether the related Notes were theretofore or are thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Noteholders shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders a notice setting forth in general terms the substance of such supplemental indenture.

Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3                 Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes affected thereby for any and all purposes.

SECTION 9.4                 Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall comply in all respects with the TIA.

SECTION 9.5                 Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so require, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 9.6                 Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE X

REDEMPTION OF NOTES

SECTION 10.1               Redemption.  The Notes are subject to redemption in whole, but not in part, at the direction of the Depositor, on any date on which the Collateral Certificate is retransferred to the Transferor pursuant to Section 7.1 of the Series Supplement. For so long as there are outstanding securities issued by the Trust or a related owner trust that are rated by a Rating Agency, the Issuer shall furnish such Rating Agency notice of such redemption.  If the Notes are to be redeemed pursuant to this Section 10.1, the Issuer shall furnish notice of such redemption to the Indenture Trustee no later than fifteen (15) Business Days prior to the

Redemption Date, and the Issuer shall, on the Redemption Date, deposit with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Noteholder.

SECTION 10.2               Form of Redemption Notice.  Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address appearing in the Note Register.

All notices of redemption shall state:

(i)    the Redemption Date;

(ii)   the Redemption Price;

(iii)  that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency to be maintained as provided in Section 3.2);

(iv)  that interest on the Notes shall cease to accrue on the Redemption Date; and

(v)   the CUSIP numbers, if applicable, for the Notes.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note held by any other Noteholder.

SECTION 10.3               Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the applicable Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1               Compliance Certificates and Opinions, etc.  (a)  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee:  (i) an Officer’s

Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate meeting the applicable requirements of this Section from a firm of certified public accountants or other experts, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)    a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)  a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)     (i)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in subsection 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited, provided that no certificate need be provided as to the fair value of cash so deposited.

(ii)   Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the sum of the fair values to the Issuer (as set forth in the certificates delivered pursuant to clause (i) and this clause (ii)), of (A) the securities to be so deposited and (B) all other such securities made the basis of any such release since the commencement of the then-current fiscal year of the Issuer is 10% or more of the outstanding principal amount of the Notes; provided, however, that  such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer (as set forth in the related Officer’s Certificate delivered under clause (i) above) is less than $25,000 or less than one percent of the outstanding principal amount of the Notes.

(iii)  Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the sum of the fair values, as set forth in the certificates required by clause (iii) and this clause (iv), of (A) the property or securities to be released and (B) all other property equals 10% or more of the outstanding principal amount of the Notes; provided, however, that such certificate need not be furnished in the case of any release of property or securities if the fair value thereof, as set forth in the related Officer’s Certificate, is less than $25,000 or less than one percent of the then outstanding principal amount of the Notes.

(v)   Notwithstanding any provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral Certificate as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Note Distribution Account as and to the extent permitted or required by the Basic Documents.

SECTION 11.2               Form of Documents Delivered to the Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Administrator, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Administrator, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application, certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document (x) as a condition of the granting of such application, or (y) as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3               Actions of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when required, to the Issuer or the Administrator.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee, the Issuer and the Administrator, if made in the manner provided in this Section 11.3.

(b)        The fact and date of the execution by any Noteholder of any such instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

(c)        Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every Holder of every Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Indenture Trustee, the Issuer or the Administrator in reliance thereon, regardless of whether notation of such action is made upon such Note.

(d)        The Indenture Trustee may require such additional proof of any matter referred to in this Section 11.3 as it shall deem necessary.

(e)        Any request, demand, authorization, direction, notice, consent, waiver or other act permitted or required by the Series Supplement or the Pooling and Servicing Agreement to be taken by the Issuer, as Collateral Certificateholder, shall be taken or given, as the case may be, by the Issuer at the direction of Holders of the same percentage of Outstanding Notes as the percentage of the Certificates (as defined in the Pooling and Servicing Agreement)

required or permitted to take such action under the Series Supplement or the Pooling and Servicing Agreement.

SECTION 11.4               Notices, etc., to the Indenture Trustee, the Issuer, the Note Purchaser and the Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a)        The Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, telefaxed or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt by a Responsible Officer of the Indenture Trustee at its Corporate Trust Office; or

(b)        The Issuer by the Indenture Trustee or any Noteholder shall be sufficient for every purpose hereunder if personally delivered or mailed certified mail, return receipt requested to the Issuer addressed to:  Target Credit Card Owner Trust 2008-1, in care of Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Target Credit Card Owner Trust 2008-1, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Target Credit Card Owner Trust 2008-1, with a copy to Target Receivables Corporation, as Administrator, 1000 Nicollet Mall, TPS 3136, Minneapolis, Minnesota 55403, Attention:  General Counsel, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.  Notices required to be given to the Note Purchaser by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, by facsimile or mailed certified mail, return receipt requested, to BOTAC, Inc., c/o Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Keith W. Schuck, President with a copy to JPMorgan Chase & Co., 270 Park Avenue, Floor 28, New York, New York 10017, Attention:  Brent Barton, Vice President – Securitization.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.  Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, by facsimile or mailed certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address:  Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: ABS Monitoring Group, Facsimile: (212) 298-6664 and (ii) in the case of Standard & Poor’s, at the following address:  Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Facsimile: (212) 438-2648; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.5               Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Note Purchaser, failure to give such notice shall not affect any other right or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

SECTION 11.6               Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture  Trustee or any Paying Agent to such Noteholder that is different from the methods provided for in this Indenture for such payments or notices; provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld).  The Issuer will furnish to the Indenture Trustee a copy of each such agreement, and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7               Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8               Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9               Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns.  All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.10             Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

SECTION 11.11             Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and (only to the extent expressly provided herein), TRC, the Noteholders, any other party secured hereunder and any other person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12             GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS INDENTURE SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS INDENTURE HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B) (1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND NOTIFY THE OTHER PARTY OR PARTIES HERETO OF THE NAME AND ADDRESS OF SUCH AGENT, AND (2) THAT SERVICE OF PROCESS MAY, TO THE FULLEST EXTENT PERMITTED BY LAW, ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B) (1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

SECTION 11.13             Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.14             Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or to satisfy any provision of the TIA.

SECTION 11.15             Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles IV, V, VI and VII of the Trust Agreement.

SECTION 11.16             No Petition.  Notwithstanding any prior termination of this Indenture, the Indenture Trustee and each Noteholder, by its acceptance of a Note or portion thereof, hereby covenants that (a) they shall not at any time, with respect to the Issuer or the Master Trust, acquiesce, petition or otherwise invoke or cause the Issuer or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Master Trust, (b) any claim that they may have at any time against the corpus of the Master Trust that they may seek to enforce against the corpus of the Master Trust, shall be subordinate to the payment in full, including post-petition interest, in the event that the Master Trust becomes a debtor or debtor in possession in a case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any securities of the Master Trust and the holders of any other notes, bonds, contracts or other obligations that are related to the Master Trust and (c) they hereby irrevocably make the election afforded by Title 11 United States Code Section 1111(b)(1)(A)(i) to secured creditors to receive the treatment afforded by Title 11 United States Code Section 1111(b)(2) with respect to any secured claim that they may have at any time against the Issuer or the Master Trust.

SECTION 11.17             Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.18             Tax Treatment.  The Issuer intends that the Notes will be treated as debt for all United States tax purposes.  Each Noteholder, by acceptance of its Note, agrees to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for all United States tax purposes.

SECTION 11.19             Other Rights.

Notwithstanding any other provision in this Indenture, including, but not limited to Sections 5.11, 9.1, 9.2 and 11.5, while the Note Purchase Agreement is in effect it is understood and acknowledged that the Note Purchaser will have no less favorable economics and notice and consent rights as a holder of the Notes as it would have if it were the direct owner of the Collateral Certificate (as such term is defined in the Series Supplement).  In addition, any amendment to a Basic Document after the Closing Date which may have a material adverse effect on the Noteholders shall be subject to the prior written consent of the Noteholders and additionally, the Indenture Trustee shall be given notice of any proposed amendment to such documents (regardless of any determination of materiality) not less than ten Business Days prior to the proposed effective date for such amendment.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

TARGET CREDIT CARD OWNER TRUST 2008-1

By:	Wilmington Trust Company,
not in its individual capacity but solely as
Owner Trustee

By:	/s/ J. Christopher Murphy
Name: J. Christopher Murphy
Title: Financial Services Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
solely in its capacities as Indenture Trustee,
Securities Intermediary and Transfer Agent

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

INDENTURE

EXHIBIT A

FORM OF NOTE

THIS FLOATING RATE ASSET-BACKED NOTE OF TARGET CREDIT CARD OWNER TRUST 2008-1 MAY BE TRANSFERRED, UNLESS SUCH TRANSFER WOULD VIOLATE ANY OF THE RESTRICTIONS SET FORTH IN SUBSECTION 2.3(B) OF THE INDENTURE.  NO TRANSFER MAY BE MADE UNLESS SUCH TRANSFER IS MADE (X) EITHER (I) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (II) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND (Y) TO (1) A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) A PERSON WHO IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT.  THE NOTES MAY NOT BE TRANSFERRED TO (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA), INCLUDING GOVERNMENTAL PLANS AND CHURCH PLANS, (B) ANY “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE CODE) INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS, OR (C) ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, 29 C.F.R. § 2510.3-101 OR OTHERWISE UNDER ERISA) BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY, INCLUDING, WITHOUT LIMITATION, AN INSURANCE COMPANY GENERAL ACCOUNT.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN SECTION 2.3 OF THE INDENTURE.

EACH POTENTIAL TRANSFEREE SHALL BE REQUIRED TO REPRESENT THAT IT IS NOT A RETAIL COMPETITOR OF TARGET. PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER.  THE TRANSFEROR HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, OR JOIN IN INSTITUTING AGAINST THE ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO TREAT THE NOTE AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW PURPOSES AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

ANY TRANSFER IN VIOLATION OF THE FOREGOING OR THE RESTRICTIONS SET FORTH IN SECTION 2.3 OF THE INDENTURE WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.

REGISTERED	$1
No. A-

THE PRINCIPAL OF THIS NOTE MAY BE PAID IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TARGET CREDIT CARD OWNER TRUST 2008-1

FLOATING RATE ASSET-BACKED NOTES

Target Credit Card Owner Trust 2008-1, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to ____________, or its registered assigns, the principal sum of ______ DOLLARS ($________); partially payable on each applicable Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is $__________ and the denominator of which is $____________by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Notes pursuant to Section 3.1 on such Distribution Date; provided that the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date (which is May 25, 2016).  The Issuer will pay interest on this Note at the rate per annum described in the Indenture, on each Distribution Date until the principal of this Note is paid or made available for payment, on the Note Principal Balance outstanding at the end of the last day of the related Monthly Period, subject to certain limitations contained in Sections 2.7 and 3.1. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding the then current Distribution Date or, if no interest has yet been paid, from May 19, 2008.  Interest will be computed on the basis of the actual number of days elapsed in a 360-day year (which is ___ days in the case of the initial Interest Accrual Period).  Such principal of and interest on this Note shall be paid in the manner specified in the Indenture.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or facsimile signature, this Note shall not be

1               Denominations of $100,000 and integral multiples of $100,000 in excess thereof.

entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Dated:  May 19, 2008

TARGET CREDIT CARD OWNER TRUST 2008-1

By: Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within mentioned Indenture.

Dated:  May 19, 2008

WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Asset-Backed Notes (herein called the “Notes”), all issued under an Indenture dated as of May 19, 2008 (such Indenture, as supplemented, amended or otherwise modified, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and as securities intermediary and transfer agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Administrator, the Transferor, the Servicer, the Owner Trustee or the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of the Owner Trustee or the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Owner Trustee or the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee and the Indenture Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Depositor, the Administrator, the Issuer, the Noteholders and TRC, that the Notes will be classified as indebtedness for all United States tax purposes.  The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for such tax purposes.

Each Noteholder, by acceptance of a Note, covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the other Basic Documents.

This Note and the Indenture shall be construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law principles, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees, successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer for the sole purpose of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [2]
Signature Guaranteed:

2                                           NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

EXHIBIT B

FORM OF TRANSFEREE REPRESENTATION LETTER

[DATE]

Target Receivables Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota  55479

Re:  Target Credit Card Owner Trust 2008-1

Ladies and Gentlemen:

This letter (the “Transferee Representation Letter”) is delivered by the undersigned (the “Transferee”) pursuant to the Indenture, dated as of May 19, 2008, by and among TARGET CREDIT CARD OWNER TRUST 2008-1, a Delaware statutory trust (the “Issuer” or “Owner Trust”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), securities intermediary and transfer agent and not in its individual capacity.  Capitalized terms used herein without definition shall have the meanings set forth or incorporated by reference in the Indenture or if not therein, in the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1, dated as of August 22, 2001 (the “Pooling and Servicing Agreement,” such term to include any amendment thereto), by and among Target Receivables Corporation, as Transferor (the “Transferor”), Target National Bank, as the Servicer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Series 2008-1 Supplement, dated as of May 19, 2008 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.  The Pooling and Servicing Agreement, as supplemented by the Series Supplement, is herein referred to as the “Agreement.”  The Transferee represents to and agrees with the Transferor as follows:

I.              The Transferee has received such information and documentation as the Transferee deems necessary in order to make its investment decision.  The Transferee understands that such information and documentation speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

II.            The Transferee agrees to be bound by the restrictions and conditions relating to the Notes set forth in the Indenture.  The Transferee agrees to be bound by, and not to reoffer, resell, pledge or otherwise transfer (any such act, a “Transfer”) the Notes except in compliance with such restrictions and conditions including but not limited to those in subsection 2.3(b) of the Indenture.

III.           The Transferee represents that it is not a retail competitor of Target.

IV.           The Transferee agrees that the Notes may be reoffered, resold, pledged or otherwise transferred only (x) either (i) pursuant to an effective registration under the Securities Act and applicable state securities or “Blue Sky” laws or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws and (y) to (1) a person who the transferor reasonably believes is a Qualified Institutional Buyer (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act that is aware that the resale or other transfer is being made in reliance on Rule 144A or (2) a person who is an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

V.            The Transferee is, for federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Notes may constitute unrelated business taxable income, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) either (x) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (y) a trust for which a valid election has been made to be treated as a United States person.  The Transferee will furnish to the Person from whom it is acquiring any interest in the Notes, the Servicer and the Indenture Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Indenture Trustee.

VI.           The Transferee has not acquired and it will not Transfer any interest in the Notes, or cause an interest in the Notes to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.  In addition, (i) the Transferee is not and will not become (and, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as the Transferee holds an interest in the Notes, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”) or (ii) if the Transferee (or, if the assignee is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as the Transferee (or, if the Transferee is a DRE, its owner) is a Flow-Thru Entity and the Transferee holds an interest in the Notes, not more than 50% of the value of any interests in the Transferee (or, if the Transferee is a DRE, its owner) will be attributable to interests in the Trust held by the Transferee.  The opinion of tax counsel to the effect that the Owner Trust will not be treated as an association or as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the Transferee’s certifications described in this paragraph.

VII.          The Transferee understands that the opinion of tax counsel that the Owner Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs V and VI.

VIII.        The Transferee is (a) a Qualified Institutional Buyer (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act that is aware that the resale or other transfer is being made in reliance on Rule 144A or (b) an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the Transferee and any account for which the Transferee is acting are each able to bear the economic risk of its investment.

X.            The Transferee is acquiring the Notes purchased by it for its own account or for a single account (each of which is a QIB or institutional accredited investor) as to which the Transferee exercises sole investment discretion.

XI.           The Transferee represents and warrants for the benefit of Target Receivables Corporation and the Indenture Trustee that such Transferee is not (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA), including governmental plans and church plans, (b) any “plan” (as defined in Section 4975(e)(1) of the Code) including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101, 29 C.F.R. § 2510.3-101 or otherwise under ERISA) by reason of a plan’s investment in the entity, including, without limitation, an insurance company general account.

XII.         The Transferee understands that any purported Transfer of any portion of the Notes in contravention of the restrictions and conditions in paragraphs I through XI above (including any violation of the representation in paragraph V by an investor who continues to hold an interest in the Notes occurring any time after the Transfer in which it acquired such Notes) shall be null and void and the purported Transferee shall not be recognized by the Trust or any other person as a Noteholder for any purpose.

XIII. .      The Transferee further understands that, on any proposed reoffer, resale, pledge or other transfer of the Notes, the Transferee will be required to furnish to the Indenture Trustee and the Transfer Agent and Registrar, such certifications and other information as the Indenture Trustee or the Transfer Agent and Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Notes and the Indenture pursuant to which the Notes were issued and the Transferee agrees that if the Transferee determines to Transfer the Notes, the Transferee will cause its proposed Transferee to provide the Transferor and the Indenture Trustee with a letter substantially in the form of this Transferee Representation Letter.  The Transferee further understands that the Notes purchased by it will bear a legend to the foregoing effect.

XIV.        The person signing this Transferee Representation Letter on behalf of the ultimate beneficial purchaser of the Notes has been duly authorized by such beneficial purchaser of the Notes to do so.

XV.         The Transferee certifies that this Transferee Representation Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity and that the name set forth below constitutes the full legal name of the Transferee.

You are entitled to rely upon this Transferee Representation Letter and are irrevocably authorized to produce this Transferee Representation Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Full Legal Name of Transferee]

Name:
Title: